UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 2, 2014, Oxford Resource Partners, LP, a Delaware limited partnership (“Oxford” or the “Partnership”), was notified by the New York Stock Exchange (the “NYSE”) that Oxford regained compliance with the share price continued listing standard of the NYSE. As of November 28, 2014 (the last trading day in November), both the closing unit price of Oxford’s common units and its average closing unit price over the preceding 30 consecutive trading days were in excess of the $1.00 minimum threshold required by the NYSE. As a result, Oxford’s common units will continue to be traded on the NYSE, subject to ongoing monitoring by the NYSE and Oxford’s compliance with all other applicable requirements of the NYSE.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP
	By:	Oxford Resources GP, LLC,
its general partner

Dated: December 3, 2014	By:	/s/ Daniel M. Maher
		Name:	Daniel M. Maher
		Title:	Senior Vice President, Chief Legal Officer and Secretary